EXHIBIT 10.2

                                    AMENDMENT
                                       TO
                            REORGANIZATION AGREEMENT
                             DATED: AUGUST 26, 2004


         Reference is hereby made to that certain Reorganization Agreement (the "Agreement") entered into on July 27, 2004 by and among Explorations Group , Inc., a Delaware corporation ("Explorations"), Parking Pro, Inc., a New York corporation ("Parking Pro") and the stockholders of Parking Pro identified in Exhibit A hereto (collectively, the "Stockholders"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

         WHEREAS, the parties have agreed to make certain changes in the terms of the Agreement

         NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. CHANGE IN PURCHASE PRICE. Section 1.4 of the Agreement is hereby amended to read as follows:

            Subject to the terms and conditions of this Agreement, the total purchase price for the Parking Pro Stock (the "Purchase Price") shall be 750,000 shares of Explorations common stock, $.01 par value and 67,500 Class B Voting Convertible Preferred, $.01 par value (collectively, the "Consideration Shares"), provided that, 67,500 of the Preferred B Shares and the Common Shares issued upon conversion of the Class B Voting Convertible Preferred shall be subject to restrictions and cancellation as set forth below (the "Restricted Shares"). The Consideration Shares will be allocated among the Stockholders in proportion to their holdings of Parking Pro immediately prior to the Closing.

         2. CHANGE IN RESTRICTED SHARES. Section 1.5 of the Agreement is hereby amended to read as follows:

            Upon the acquisition by Parking Pro of interests in other public parking facilities (a "Facility") either owned or operated by affiliates of ParkingPro or third parties (a "Facility Acquisition"), for which it acquires leases and/or management contracts for no additional consideration, all restrictions and cancellation provisions on five (5) Reserved Shares shall be removed (except for standard Rule 144 legends) for each one hundred ($100.00) dollars in annualized EBITDA acquired by Parking Pro as a result of such Facility Acquisition, which shall be determined by the December 31, 2003 audited

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            financials for each such Facility. The Restricted Shares shall bear a legend stating such restrictions. The restrictions shall be removed from the Restricted Shares held by the holders of the Restricted Shares on a pro rata basis. In the event that on April 15th, 2005 any Restricted Shares remain, all such remaining Restricted Shares shall be deemed cancelled.

         3. CHANGE IN FINANCIAL STATEMENTS. The last paragraph of Section 3.6 of the Agreement is hereby amended to read as follows:

            As of the Closing, Explorations liabilities shall not exceed $175,480.82 of which $150,000 shall be paid by Explorations at the Closing.

         4. USE OF PRIVATE PLACEMENT PROCEEDS. The parties agree that the proceeds received by Explorations from the Private Placement shall not be used by Explorations or Parking Pro to pay any debt of Parking Pro which existed prior to the Closing other than the costs of closing and $ 150,000 to Explorations Creditors.

         5. FACILITY ACQUISITIONS. The parties agree that until such time as Parking Pro shall achieve the EBITDA Target, Parking Pro shall only acquire Facilities which have a positive net worth as determined by the December 31, 2003 audited financials for each such Facility.

         6. STOCK REGISTRATION. The parties agree that Explorations shall not file a Form S-8 registration for a period of six (6) months from the date of Closing, except as mutually agreed to by Eric Brown and Jeffery Klein. In addition, the parties agree that any shares issued pursuant to Explorations existing S-8 registration shall be issued at a value of no less than $0.60 per share.

         7. TFST DEBT. Notwithstanding anything to the contrary contained in the Agreement, the obligation of Explorations to TFST, currently listed on Exploration's balance sheet, in the amount of $25,480.82, will not be cancelled as of the Closing.

         8. FUTURE OBLIGATIONS. The parties agree that until such time as Parking Pro shall achieve the EBITDA Target, Explorations shall not incur any debt, liability or other obligation in an amount in excess of $2,500.00, except as mutually agreed to by Eric Brown and Jeffery Klein.

         9. NO OTHER CHANGES. Except as set forth herein, all other provisions of the Agreement shall remain in full force and effect. To the extent of any inconsistency between the Agreement (including any exhibit, addendum or other attachment thereto) and this Amendment, the terms of this Amendment shall be controlling.

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         IN WITNESS WHEREOF, the parties have executed this Amendment the day and year first above written.


                                        Explorations Group, Inc.


                                        By:______________________________
                                        Title:


                                        Parking Pro, Inc.


                                        By:_______________________________
                                        Title:


                                        The Stockholders


                                        __________________________________


                                        __________________________________


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